Exhibit 99.l   NEWS RELEASE

As previously announced, U.S. Cellular will hold a teleconference November 1, 2013 at 9:30 a.m. CDT.  Listen to the live call via the Conference Calls page of teldta.com  or uscellular.com.

Contact:    Jane W. McCahon, Vice President, Corporate Relations and Corporate Secretary

                    (312) 592-5379; jane.mccahon@teldta.com

                    Julie D. Mathews, Manager, Investor Relations

                    (312) 592-5341; julie.mathews@teldta.com

FOR RELEASE: IMMEDIATE

U.S. cellular Reports third QUARTER 2013 RESULTS

CHICAGO – November 1, 2013 – United States Cellular Corporation [NYSE:USM] reported service revenues of $862.3 million for the third quarter of 2013, versus $1,036.4 million for the comparable period one year ago. Net income (loss) attributable to U.S. Cellular shareholders and related diluted earnings (loss) per share were $(9.9) million and $(0.12) respectively, for the third quarter of 2013, compared to $35.5 million and $0.42, respectively, in the comparable period one year ago.

“We have continued to execute on our strategies to improve U.S. Cellular's competitive position and financial foundation,” said Kenneth R. Meyers, U.S. Cellular president and CEO. “We’re close to bringing 4G LTE to nearly 90 percent of our customers, we have a new billing system in place, and we plan to expand our device portfolio with the launch of the Apple iPhone and iPad on November 8, supported by our recently introduced shared data plans for consumers and businesses. Regrettably, the billing system implementation impacted our ability to provide high-quality service to every customer for a period of time.  However, we have made substantial progress in resolving the issues, and we expect the system to provide significant benefits over the long term.

“I believe we’re positioned well to achieve improved customer growth in the future, with a fast 4G LTE network, a competitive selection of devices and plans, and effective distribution through our company- and agent-owned stores, uscellular.com, and our national retail partners.

“We have been successful in our sales of non-strategic spectrum, with deals signed or closed generating pre-tax cash proceeds of over $400 million.”

2013 ESTIMATES

U.S. Cellular’s estimates of full-year 2013 results are shown below.  Such estimates represent U.S. Cellular’s views as of the date of filing U.S. Cellular’s Form 10-Q for the quarter ended September 30, 2013.  Such forward‑looking statements should not be assumed to be current as of any future date.  U.S. Cellular undertakes no duty to update such information, whether as a result of new information, future events or otherwise.  There can be no assurance that final results will not differ materially from such estimated results.

	2013 Estimated Results (1)
	Core Markets (2)		Divestiture Markets (2)(3)		U.S. Cellular Consolidated (2)(3)
	Previous	Current	Previous	Current	Previous	Current
(Dollars in millions)
Service revenues	$3,475 - $3,575	$3,450 - $3,500	$140	Unchanged	$3,615-$3,715	$3,590-$3,640
Adjusted income before income taxes (4)	$560 - $660	Unchanged	$40	Unchanged	$600-$700	Unchanged
Capital expenditures	$730	Unchanged	$5	Unchanged	$735	Unchanged

(1)     These estimates are based on U.S. Cellular’s current plans, which include an expansion of the multi-year deployment of 4G LTE technology; such expansion includes deployment on 700 MHz in additional markets as well as deployment on the 850 MHz band to provide additional capacity for future growth in data usage, enable potential future 4G LTE roaming, and support the sale of Apple products.  The financial impacts of selling Apple products in 2013 consist of the following:

•         Increased Service revenues resulting from net incremental customers added and retained as a result of offering Apple products;

•         Decreased Adjusted income before income taxes as a result of net increases in costs, primarily loss on equipment sales as a result of offering Apple products; and

•         Increased Capital expenditures related to the deployment on the 850 MHz band to provide additional capacity for future growth in data usage, which includes capacity required to accommodate Apple products.

These estimates also reflect the impacts of the deconsolidation of certain partnerships as of April 2013.  These estimates do not include (i) the reported gain on sale of business and other exit costs, net (ii) the reported gain on investments, or (iii) the actual or expected gains from spectrum license divestitures.  New developments or changing conditions (such as, but not limited to, regulatory developments, customer net growth, customer demand for data services or possible acquisitions, dispositions or exchanges) could affect U.S. Cellular’s plans and, therefore, its 2013 estimated results.

(2)     The U.S. Cellular Consolidated amounts represent GAAP financial measures and include the results of both the Core Markets and the Divestiture Markets.  The amounts for the Core Markets and Divestiture Markets represent non-GAAP financial measures.  U.S. Cellular believes that the amounts for the Core Markets and Divestiture Markets may be useful to investors and other users of its financial information in evaluating the separate results for the Core Markets.  Divestiture Markets are comprised of U.S. Cellular's Chicago, central Illinois, St. Louis and certain Indiana/Michigan/Ohio markets.  Core Markets are comprised of all other markets in which U.S. Cellular conducts business including Peoria, Rockford and certain other areas in Illinois, and in Columbia, Joplin, Jefferson City and certain other areas in Missouri.  Core Markets as defined also includes any other income or expenses due to U.S. Cellular’s direct or indirect ownership interests in other spectrum in the Divestiture Markets which was not included in the sale and other retained assets from the Divestiture Markets.

(3)     These estimates reflect the Divestiture Transaction which closed on May 16, 2013.

(4)     Adjusted income before income taxes is a non-GAAP financial measure defined as Income before income taxes, adjusted for the items set forth in the reconciliation below.  Adjusted income before income taxes excludes these items in order to show operating results on a more comparable basis from period to period.  In addition, U.S. Cellular may also exclude other items from adjusted income before income taxes if such items help reflect operating results on a more comparable basis.  U.S. Cellular does not intend to imply that any such amounts that are excluded are non-recurring, infrequent or unusual; such amounts may occur in the future.  Adjusted income before income taxes is not a measure of financial performance under GAAP and should not be considered as an alternative to Income before income taxes as an indicator of the Company’s operating performance or as an alternative to Cash flows from operating activities, determined in accordance with GAAP, as an indicator of cash flows or as a measure of liquidity.  U.S. Cellular believes Adjusted income before income taxes is a useful measure of U.S. Cellular’s operating results before significant recurring non-cash charges, discrete gains and losses and financing charges (Interest expense).  The following tables provide a reconciliation of Income (loss) before income taxes to Adjusted income before income taxes for 2013 Estimated Results, nine months ended September 30, 2013 actual results, and 2012 actual results:

	2013 Estimated Results
	Core Markets (2)	Divestiture Markets (2)(3)	U.S. Cellular Consolidated (2)(3)
(Dollars in millions)
Income (loss) before income taxes	$315-$415	$35	$350-$450
Depreciation, amortization and accretion expense (5)	$540	$250	$790
(Gain) loss on sale of business and other exit costs, net	—	($245)	($245)
(Gain) loss from spectrum license divestitures	($325)	—	($325)
(Gain) loss on investments	($20)	—	($20)
Interest expense	$50	—	$50
Adjusted income before income taxes	$560-$660	$40	$600-$700

	U.S. Cellular Consolidated Actual Results
		Nine Months Ended September 30, 2013	Year Ended December 31, 2012

Income before income taxes		$266	$205
Depreciation, amortization and accretion expense (5)		593	609
(Gain) loss on sale of business and other exit costs, net		(244)	21
(Gain) loss from spectrum license divestitures		—	—
(Gain) loss on investments		(18)	4
Interest expense		33	42
Adjusted income before income taxes		$630	$881

(5)     The 2013 estimated amount for Depreciation, amortization and accretion expense in the Divestiture Markets includes approximately $171 million of incremental accelerated depreciation, amortization and accretion resulting from the Divestiture Transaction.  Actual results for the nine months ended September 30, 2013 and the year ended December 31, 2012 include $134 million and $20 million, respectively, of incremental accelerated depreciation, amortization and accretion resulting from the Divestiture Transaction.

Conference Call Information

U.S. Cellular will hold a conference call on November 1, 2013 at 9:30 a.m. CDT.

▪  Access the live call on the Conference Calls page of uscellular.com  or at http://www.videonewswire.com/event.asp?id=96657.

▪  Access the call by phone at 877-407-8029 (US/Canada), no pass code required.

Before the call, certain financial and statistical information to be discussed during the call will be posted to the Conference Calls page of uscellular.com. The call will be archived on the Conference Calls page of uscellular.com.

About U.S. Cellular®

United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to 4.9 million customers in 23 states. The Chicago-based company had 6,000 full- and part-time associates as of September 30, 2013. At the end of the third quarter of 2013, Telephone and Data Systems, Inc. owned 84 percent of U.S. Cellular. For more information about U.S. Cellular, visit uscellular.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:   All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: impacts of any pending acquisition and divestiture transactions,  including, but not limited to, the ability to obtain regulatory approvals, successfully complete the transaction and the financial impacts of such transaction; the ability of the company to successfully manage and grow its markets; the overall economy; competition; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the state and federal telecommunications regulatory environment; the value of assets and investments; adverse changes in the ratings afforded TDS and U.S. Cellular debt securities by accredited ratings organizations; industry consolidation; advances in telecommunications technology; uncertainty of access to the capital markets;  pending and future litigation; changes in income tax rates, laws, regulations or rulings; acquisitions/divestitures of properties and/or licenses; changes in customer growth rates, average monthly revenue per user, churn rates, roaming revenue and terms, the availability of handset devices, or the mix of products and services offered by U.S. Cellular. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K Current Report used by U.S. Cellular to furnish this press release to the Securities and Exchange Commission (“SEC”), which are incorporated by reference herein.

For more information about U.S. Cellular, visit uscellular.com.

United States Cellular Corporation
Total Markets Summary Operating Data (Unaudited)

Quarter Ended	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Retail Customers
Postpaid
Total at end of period	4,343,000	4,412,000	5,060,000	5,134,000	5,175,000
Gross additions	165,000	165,000	191,000	241,000	230,000
Net additions (losses)	(60,000)	(120,000)	(74,000)	(41,000)	(38,000)
ARPU (1)	$54.64	$54.18	$54.85	$54.56	$54.34
Churn rate (2)	1.7%	2.0%	1.7%	1.8%	1.7%
Smartphone penetration (3) (4)	47.1%	45.5%	43.5%	41.8%	38.6%
Prepaid
Total at end of period	370,000	381,000	446,000	423,000	386,000
Gross additions	65,000	77,000	104,000	107,000	120,000
Net additions (losses)	(11,000)	(7,000)	23,000	37,000	57,000
ARPU (1)	$28.72	$31.69	$33.31	$33.56	$32.97
Churn rate (2)	6.8%	6.8%	6.2%	5.8%	5.9%
Total customers at end of period	4,875,000	4,968,000	5,736,000	5,798,000	5,808,000
Billed ARPU (1)	$50.92	$50.60	$51.13	$50.94	$50.83
Service revenue ARPU (1)	$58.36	$57.45	$57.63	$58.00	$59.57
Smartphones sold as a percent of total devices sold	65.2%	66.0%	61.7%	62.9%	53.0%
Total population
Consolidated markets (5)	84,025,000	84,025,000	93,943,000	93,244,000	92,996,000
Consolidated operating markets (5)	31,822,000	31,822,000	47,440,000	46,966,000	46,966,000
Market penetration at end of period
Consolidated markets (6)	5.8%	5.9%	6.1%	6.2%	6.2%
Consolidated operating markets (6)	15.3%	15.6%	12.1%	12.3%	12.4%
Capital expenditures (000s)	$242,500	$168,500	$118,400	$253,100	$199,100
Total cell sites in service	7,687	7,748	8,027	8,028	7,984
Owned towers in service	4,422	4,411	4,411	4,408	4,377

United States Cellular Corporation
Core Markets Summary Operating Data (Unaudited)
Excludes NY1 & NY2

Quarter Ended	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012
Retail Customers
Postpaid
Total at end of period	4,343,000	4,412,000	4,463,000	4,496,000	4,515,000
Gross additions	165,000	165,000	176,000	208,000	196,000
Net additions (losses)	(60,000)	(53,000)	(33,000)	(19,000)	(23,000)
ARPU (1)	$54.64	$54.44	$54.21	$53.91	$53.67
Churn rate (2)	1.7%	1.6%	1.6%	1.7%	1.6%
Smartphone penetration (3) (4)	47.1%	45.5%	43.0%	41.1%	37.8%
Prepaid
Total at end of period	370,000	381,000	373,000	342,000	305,000
Gross additions	65,000	76,000	91,000	87,000	99,000
Net additions (losses)	(11,000)	8,000	31,000	37,000	59,000
ARPU (1)	$28.72	$31.65	$32.92	$33.21	$32.97
Churn rate (2)	6.8%	6.0%	5.6%	5.1%	4.8%
Total customers at end of period	4,875,000	4,968,000	5,005,000	5,022,000	5,012,000
Billed ARPU (1)	$50.92	$50.98	$50.93	$50.71	$50.59
Service revenue ARPU (1)	$58.36	$57.88	$57.14	$57.67	$59.34
Smartphones sold as a percent of total devices sold	65.2%	66.1%	62.1%	62.9%	53.0%
Total population
Consolidated markets (5)	84,025,000	84,025,000	84,025,000	83,384,000	82,595,000
Consolidated operating markets (5)	31,822,000	31,822,000	31,822,000	31,445,000	31,110,000
Market penetration at end of period
Consolidated markets (6)	5.8%	5.9%	6.0%	6.0%	6.1%
Consolidated operating markets (6)	15.3%	15.6%	15.7%	16.0%	16.1%
Capital expenditures (000s)	$239,300	$171,200	$113,300	$241,400	$184,100
Total cell sites in service	6,127	6,113	6,113	6,130	6,089
Owned towers in service	3,859	3,844	3,846	3,847	3,818

(1)     ARPU metrics are calculated by dividing a revenue base by an average number of customers by the number of months in the period.  These revenue bases and customer populations are shown below:

a.        Postpaid ARPU consists of total postpaid service revenues and postpaid customers.

b.        Prepaid ARPU consists of total prepaid service revenues and prepaid customers.

c.        Billed ARPU consists of total postpaid, prepaid, and reseller service revenues and postpaid, prepaid and reseller customers.

d.        Service revenue ARPU consists of total retail service revenues, inbound roaming and other service revenues and postpaid, prepaid and reseller customers.

(2)     Churn metrics represent the percentage of the postpaid or prepaid customers that disconnect service each month. These metrics represent the average monthly postpaid or prepaid churn rate for each respective period.

(3)     Smartphones represent wireless devices which run on an AndroidTM, BlackBerry® or Windows Mobile® operating system, excluding tablets.

(4)     Smartphone penetration is calculated by dividing postpaid smartphone customers by total postpaid customers.

(5)     Used only to calculate market penetration of consolidated and core markets and consolidated and core operating markets, respectively. See footnote (6) below.

(6)     Market penetration is calculated by dividing the number of wireless customers at the end of the period by the total population of consolidated and core markets and consolidated and core operating markets, respectively, as estimated by Claritas®.

	United States Cellular Corporation
	Consolidated Statement of Operations Highlights
	Three Months Ended September 30,
	(Unaudited, dollars and shares in thousands, except per share amounts)
			Increase (Decrease)
	2013	2012	Amount	Percent
Operating revenues
Service	$862,330	$1,036,370	$(174,040)	(17%)
Equipment sales	76,906	103,987	(27,081)	(26%)
Total operating revenues	939,236	1,140,357	(201,121)	(18%)

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	177,431	249,245	(71,814)	(29%)
Cost of equipment sold	193,392	248,029	(54,637)	(22%)
Selling, general and administrative	410,468	438,526	(28,058)	(6%)
Depreciation, amortization and accretion	200,985	145,151	55,834	38%
Loss on asset disposals, net	1,701	11,262	(9,561)	(85%)
(Gain) loss on sale of business and other exit costs, net	(1,534)	65	(1,599)	>(100%)
Total operating expenses	982,443	1,092,278	(109,835)	(10%)

Operating income (loss)	(43,207)	48,079	(91,286)	>(100%)

Investment and other income (expense)
Equity in earnings of unconsolidated entities	37,360	24,816	12,544	51%
Interest and dividend income	1,095	935	160	17%
Interest expense	(11,329)	(9,501)	(1,828)	(19%)
Other, net	47	200	(153)	(77%)
Total investment and other income (expense)	27,173	16,450	10,723	65%

Income (loss) before income taxes	(16,034)	64,529	(80,563)	>(100%)
Income tax expense (benefit)	(6,433)	22,389	(28,822)	>(100%)

Net income (loss)	(9,601)	42,140	(51,741)	>(100%)
Less: Net income attributable to noncontrolling interests, net of tax	258	6,689	(6,431)	(96%)
Net income (loss) attributable to U.S. Cellular shareholders	$(9,859)	$35,451	$(45,310)	>(100%)

Basic weighted average shares outstanding	84,005	84,737	(732)	(1%)
Basic earnings (loss) per share attributable to U.S. Cellular shareholders	$(0.12)	$0.42	$(0.54)	>(100%)

Diluted weighted average shares outstanding	84,005	85,348	(1,343)	(2%)
Diluted earnings (loss) per share attributable to U.S. Cellular shareholders	$(0.12)	$0.42	$(0.54)	>(100%)

United States Cellular Corporation
Consolidated Statement of Operations Highlights
Nine Months Ended September 30,
(Unaudited, dollars and shares in thousands, except per share amounts)
			Increase (Decrease)
	2013	2012	Amount	Percent
Operating revenues
Service	$2,769,645	$3,089,932	$(320,287)	(10%)
Equipment sales	246,467	246,946	(479)	—
Total operating revenues	3,016,112	3,336,878	(320,766)	(10%)

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	585,997	725,636	(139,639)	(19%)
Cost of equipment sold	652,153	626,765	25,388	4%
Selling, general and administrative	1,234,675	1,315,823	(81,148)	(6%)
Depreciation, amortization and accretion	593,410	439,391	154,019	35%
Loss on asset disposals, net	16,153	15,967	186	1%
(Gain) loss on sale of business and other exit costs, net	(243,627)	(4,148)	(239,479)	>100%
Total operating expenses	2,838,761	3,119,434	(280,673)	(9%)

Operating income	177,351	217,444	(40,093)	(18%)

Investment and other income (expense)
Equity in earnings of unconsolidated entities	99,797	71,584	28,213	39%
Interest and dividend income	2,967	2,823	144	5%
Gain (loss) on investments	18,527	(3,728)	22,255	>(100%)
Interest expense	(32,393)	(35,272)	2,879	8%
Other, net	153	173	(20)	(12%)
Total investment and other income	89,051	35,580	53,471	>100%

Income before income taxes	266,402	253,024	13,378	5%
Income tax expense	121,618	82,624	38,994	47%

Net income	144,784	170,400	(25,616)	(15%)
Less: Net income attributable to noncontrolling interests, net of tax	6,338	19,772	(13,434)	(68%)
Net income attributable to U.S. Cellular shareholders	$138,446	$150,628	$(12,182)	(8%)

Basic weighted average shares outstanding	83,897	84,671	(774)	(1%)
Basic earnings per share attributable to U.S. Cellular shareholders	$1.65	$1.78	$(0.13)	(7%)

Diluted weighted average shares outstanding	84,676	85,261	(585)	(1%)
Diluted earnings per share attributable to U.S. Cellular shareholders	$1.64	$1.77	$(0.13)	(7%)

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

ASSETS

	September 30,	December 31,
	2013	2012
Current assets
Cash and cash equivalents	$183,101	$378,358
Short-term investments	45,162	100,676
Accounts receivable from customers and others	560,915	445,220
Inventory	142,560	155,886
Income taxes receivable	—	1,612
Prepaid expenses	71,047	62,560
Net deferred income tax asset	54,475	35,419
Other current assets	19,051	16,745
	1,076,311	1,196,476

Assets held for sale	78,413	216,763

Investments
Licenses	1,397,888	1,456,794
Goodwill	387,360	421,743
Customer lists, net	—	102
Investments in unconsolidated entities	309,481	144,531
Long-term investments	40,099	50,305
	2,134,828	2,073,475

Property, plant and equipment
In service and under construction	7,571,429	7,478,428
Less: Accumulated depreciation	4,696,836	4,455,840
	2,874,593	3,022,588

Other assets and deferred charges	95,709	78,148

Total assets	$6,259,854	$6,587,450

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited, dollars in thousands)

LIABILITIES AND EQUITY

	September 30,	December 31,
	2013	2012
Current liabilities
Current portion of long-term debt	$102	$92
Accounts payable
Affiliated	11,069	10,725
Trade	334,047	310,936
Customer deposits and deferred revenues	212,733	192,113
Accrued taxes	102,510	35,834
Accrued compensation	58,282	90,418
Other current liabilities	133,637	114,881
	852,380	754,999

Liabilities held for sale	471	19,594

Deferred liabilities and credits
Net deferred income tax liability	829,247	849,818
Other deferred liabilities and credits	294,675	288,441

Long-term debt	878,939	878,858

Noncontrolling interests with redemption features	540	493

Equity
U.S. Cellular shareholders' equity
Series A Common and Common Shares, par value $1 per share	88,074	88,074
Additional paid-in capital	1,421,261	1,412,453
Treasury shares	(168,454)	(165,724)
Retained earnings	2,042,254	2,399,052
Total U.S. Cellular shareholders' equity	3,383,135	3,733,855

Noncontrolling interests	20,467	61,392

Total equity	3,403,602	3,795,247

Total liabilities and equity	$6,259,854	$6,587,450

United States Cellular Corporation

Schedule of Cash and Cash Equivalents and Investments

(Unaudited, dollars in thousands)

The following table presents U.S. Cellular’s cash and cash equivalents and investments at September 30, 2013 and December 31, 2012.

	September 30,	December 31,
	2013	2012

Cash and cash equivalents	$183,101	$378,358

Amounts included in short-term investments (1)(2)
U.S. Treasury Notes	45,162	100,676

Amounts included in long-term investments (1)(3)
U.S. Treasury Notes	40,099	50,305

Total cash and cash equivalents and investments	$268,362	$529,339

(1)     Designated as held-to-maturity investments and are recorded at amortized cost on the Consolidated Balance Sheet.

(2)     Maturities are less than twelve months from the respective balance sheet dates.

(3)     At September 30, 2013, maturities range between 14 and 15 months.

United States Cellular Corporation
Consolidated Statement of Cash Flows
Nine Months Ended September 30,
(Unaudited, dollars in thousands)

	2013	2012
Cash flows from operating activities
Net income	$144,784	$170,400
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	593,410	439,391
Bad debts expense	52,184	51,293
Stock-based compensation expense	11,143	15,924
Deferred income taxes, net	(38,515)	52,865
Equity in earnings of unconsolidated entities	(99,797)	(71,584)
Distributions from unconsolidated entities	49,612	45,211
Loss on asset disposals, net	16,153	15,967
(Gain) loss on sale of business and other exit costs, net	(243,627)	(4,148)
(Gain) loss on investments	(18,527)	3,728
Noncash interest expense	792	1,331
Other operating activities	590	863
Changes in assets and liabilities from operations
Accounts receivable	(214,114)	(67,302)
Inventory	13,236	(69,423)
Accounts payable - trade	32,202	(28,902)
Accounts payable - affiliate	345	(4,785)
Customer deposits and deferred revenues	22,538	26,687
Accrued taxes	45,780	99,556
Accrued interest	9,385	9,508
Other assets and liabilities	(81,341)	(77,821)
	296,233	608,759

Cash flows from investing activities
Cash used for additions to property, plant and equipment	(522,180)	(611,431)
Cash paid for licenses	(16,540)	(57,957)
Cash received from divestitures	484,300	49,932
Cash paid for investments	—	(45,000)
Cash received for investments	65,000	50,000
Other investing activities	583	(5,030)
	11,163	(619,486)

Cash flows from financing activities
Repayment of long-term debt	(393)	(343)
Common shares reissued for benefit plans, net of tax payments	2,840	(2,299)
Common shares repurchased	(18,544)	—
Dividends paid	(482,270)	—
Distributions to noncontrolling interests	(3,447)	(1,491)
Other financing activities	(839)	284
	(502,653)	(3,849)

Net decrease in cash and cash equivalents	(195,257)	(14,576)

Cash and cash equivalents
Beginning of period	378,358	424,155
End of period	$183,101	$409,579

United States Cellular Corporation
Financial Measures and Reconciliations
(Unaudited, dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012

Cash flows from operating activities	$(152,352)	$196,522	$296,233	$608,759
Deduct:
Cash used for additions to property, plant and equipment	199,023	181,206	522,180	611,431
Free cash flow (1)	$(351,375)	$15,316	$(225,947)	$(2,672)

(1)     Free cash flow is defined as Cash flows from operating activities less Cash used for additions to property, plant and equipment. Free cash flow is a non-GAAP financial measure. U.S. Cellular believes that free cash flow as reported by U.S. Cellular may be useful to investors and other users of its financial information in evaluating the amount of cash generated by business operations, after consideration of capital expenditures.